UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 26, 2018, Babcock & Wilcox Enterprises, Inc. (the “Company”) and Mark S. Low, Senior Vice President of the Company’s Power segment, agreed that Mr. Low will depart from the Company by the end of 2018. Upon execution of a mutually acceptable separation agreement, Mr. Low will be entitled to payments under the Company’s Executive Severance Plan, consisting generally of salary continuation for 52 weeks of base salary, payment of the Company’s share of the applicable premium for three months of continuation coverage for medical, dental and vision benefits under COBRA, access to outplacement services for 12 months, vesting of 60% of his balance in the Company’s Supplemental Executive Retirement Plan, and vesting of outstanding equity awards in accordance with their respective terms. In addition, Mr. Low will also be eligible to receive an annual bonus payment for 2018 to the extent the Compensation Committee determines that applicable performance metrics have been satisfied.
The Company is grateful to Mr. Low for his service and many contributions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

June 28, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary